EXHIBIT 23

                        CONSENT OF INDEPENDENT REGISTERED
                              PUBLIC ACCOUNTING FIRM




Board of Directors
All American SportPark, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in the registration statement of All-American SportPark, Inc. on Form S-8 (File No. 333-41994) of our report dated March 24, 2006, included in this Annual Report on Form 10-KSB on the consolidated financial statements of All-American SportPark, Inc. as of and for the years ended December 31, 2005 and 2004.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern


Certified Public Accountants & Business Advisors
A Professional Corporation
Las Vegas, Nevada
April 14, 2005